Second Amended and Restated Sub-Advisory Agreement
Quest Investment Management, Inc.
	This Second Amended and Restated Sub-Advisory Agreement (the "Agreement"), effective as of February 20, 2012 (the "Effective Date"), by and among American Fidelity Dual Strategy Fund, Inc., a Maryland corporation (the "Fund"), American Fidelity Assurance Company, an insurance company organized under the laws of the State of Oklahoma
	(the "Advisor"), and Quest Investment Management, Inc. (the "Sub-Advisor"), amends and restates in its entirety the Amended and Restated Sub-Advisory Agreement by and among the parties hereto dated
	as of January 1, 2009 (the "Previous Agreement").
RECITALS
      A. The Fund is engaged in business as an open-end, diversified management company and is registered as such under the Investment Company Act.
      B. The Advisor and the Fund are parties to a Management and Investment Advisory Agreement dated as of May 1, 2003, as amended January 5, 2009 (the "Advisory Agreement"), pursuant to which the Advisor acts as investment advisor to the Fund.
      C. The Sub-Advisor is engaged principally in the business of rendering investment advisory services and is registered as an investment
	 advisor under the Investment Advisers Act.
      D. The Advisor and the Sub-Advisor previously obtained approval by a Majority Vote of Shareholders (defined below) to retain the Sub-Advisor to furnish investment advisory services to the Advisor with respect to certain assets of the Fund, and the Sub-Advisor has rendered such investment advisory services prior to the date hereof pursuant to the Previous Agreement.
      E. The parties desire to amend and restate the Previous Agreement, as set forth herein.
AGREEMENT
     The parties agree as follows:
            1. DEFINITIONS:  Unless otherwise defined in this Agreement,
	       capitalized terms shall have the meanings commonly ascribed
	       to them in the federal securities laws and related rules and regulations. In addition, the following terms shall mean:
                  (a) Advisor:     As defined in the introductory paragraph
		      of this Agreement.
                  (b) Custodian:     InvesTrust, N.A. a special purpose bank
	              chartered by the Office of the Comptroller of the
		      Currency.
                  (c) Fund:     As defined in the introductory paragraph
		      of this Agreement.
                  (d) Investment Advisers Act:     The Investment Advisers
		      Act of 1940, as amended.
                  (e) Investment Assets:     Those assets of the Fund as the
		      Advisor and the Fund shall specify in writing, from
		      time to time, including cash, stocks, bonds and other securities that the Advisor deposits with the Custodian
		      and places under the investment supervision of the Sub-Advisor, together with any assets that are added at
		      a subsequent date or which are received as a result of
		      the sale, exchange or transfer of such Investment
		      Assets.
                  (f) Investment Company Act:     The Investment Company Act
		      of 1940, as amended.
                  (g) Majority Vote of Shareholders:      The vote, in
		      accordance with Section 2(a)(42) of the Investment
		      Company Act, at an annual or a special meeting of the Shareholders of: (i) sixty-seven percent (67%) or more
		      of the voting securities present at the meeting, if the holders of more than fifty percent (50%) of the
		      outstanding voting securities of the Fund are present
		      or represented by proxy, or (ii) more than fifty percent (50%) of the outstanding voting securities of the Fund, whichever is less.
                  (h) SEC:     The Securities and Exchange Commission.
                  (i) Securities Act:     The Securities Act of 1933, as
		      amended.
                  (j) Securities Exchange Act:     The Securities Exchange
		      Act of 1934, as amended.
                  (k) Shareholders:     The beneficial owners of the Fund's
		      securities.
                  (l) Sub-Advisor:     As defined in the introductory
		      paragraph of this Agreement.
            2. APPOINTMENT OF THE SUB-ADVISOR.     Effective as of the date
	       hereof, the Advisor hereby appoints the Sub-Advisor to serve
	       as investment advisor to the Advisor with respect to the Investment Assets of the Fund, and the Sub-Advisor accepts
	       such appointment and agrees to render the services and to
	       assume the obligations set forth in this Agreement.
            3. THE INVESTMENT ASSETS.     Subject to supervision by the
	       Advisor and the Fund's Board of Directors, the Sub-Advisor
	       shall manage the investment operations of the Investment
	       Assets.  The Advisor may make additions to or withdrawals
	       from the Investment Assets in any amounts the Advisor
	       determines appropriate or necessary, and the Advisor will
	       provide notice of such additions and withdrawals to the
	       Sub-Advisor.
            4. CUSTODIANSHIP OF THE INVESTMENT ASSETS.     The Investment
	       Assets have been deposited with the Custodian and are
	       maintained by the Custodian in safekeeping on its premises,
	       in a recognized clearing corporation, or in the Federal
	       Reserve book-entry system, in the name of the Fund, the
	       Custodian or the clearing corporation, or in the nominee
	       name of any of these.  The Advisor will give the Sub-Advisor
	       prior notice if any other entity is appointed to serve as Custodian for the Investment Assets. The term "Custodian" includes all successors to the presently serving Custodian.
	       The Sub-Advisor shall have no responsibility or liability
	       for custody arrangements or for the actions or omissions
	       of the Custodian.
            5. MANAGEMENT OF INVESTMENT ASSETS.
                  5.1 GENERAL POWERS AND DUTIES.
                        (a)	General.     For the term of this Agreement,
				the Sub-Advisor, subject to the provisions
				of Sections 3, 5.1 and 5.2 of this
				Sub-Advisory Agreement, has complete
				discretion and authority in the investment
				and reinvestment of the Investment Assets.
				Subject to specific written instructions
				of the Advisor, the Sub-Advisor must
				determine what securities or other property
				will be acquired, held, or disposed of and,
				subject to the provisions of Section 5.4
				of this Agreement, what portion of the
				Investment Assets will be held uninvested.
				The Sub-Advisor's investment and reinvestment
				authority includes, without limitation,
				authority to purchase, sell, exchange,
				convert, trade, and generally to deal in
				the Investment Assets.
                        (b)	Instructions to Custodian.     The
				Sub-Advisor is hereby authorized to give
				instructions to the Custodian with respect
				to the consummation of transactions on behalf
				of the Advisor in the Investment Assets, and
				the Sub-Advisor has authority to direct the
				Custodian with respect to the investment and
				management of the Investment Assets.  The
				Custodian is hereby authorized to act in
				response to instructions given by the
				Sub-Advisor.  The Advisor agrees to take
				any action and deliver any certificates
				reasonably necessary to confirm this
				authorization to the Custodian.
                        (c)	Voting Rights.     The Sub-Advisor's
				authority includes the exercise of all
				voting rights pertaining to the Investment
				Assets.  The Sub-Advisor has the duty to
				maintain accurate records as to any vote
				or action taken with respect to any stock
				or other securities which are part of the
				Investment Assets and to take such further
				action as may be necessary for the Fund to
				participate fully in any transaction
				undertaken by issuers of Investment Assets.
                        (d)	Tax Lot Selection Methods for Sales.  Unless
				otherwise instructed in writing by the Advisor
				or the Board of Directors of the Fund, the
				Sub-Advisor will use the first in, first out
				(FIFO) method as the default tax lot selection
				method with regard to the Investment Assets.
                  5.2 INVESTMENT POLICY.     Investment objectives, policies
		      and other restrictions for the management of the Investment Assets, including requirements as to diversification, are set forth in Exhibit A to this Agreement. The Sub-Advisor must discharge its duties hereunder in accordance with Exhibit A as revised or supplemented in separate written instructions provided from time to time by the Advisor
		      or the Fund's Board of Directors.
                  5.3 PRUDENCE AND DIVERSIFICATION.     The Sub-Advisor must
		      discharge its duties under this Agreement at all times
		      with the care, skill, prudence and diligence that a
		      prudent person acting in a like capacity and familiar
		      with such matters would use in conducting an enterprise
		      of a like character and with like aims.
                  5.4 MINIMUM LIQUIDITY REQUIREMENTS.     The Advisor will
		      give the Sub-Advisor reasonable advance notice of any
		      cash requirements from the Investment Assets, and the Sub-Advisor will maintain in cash or cash equivalents sufficient assets to meet such cash requirements.
                  5.5 BROKERS AND DEALERS.
                        (a)	Instructions.     The Sub-Advisor is hereby
				empowered to issue orders directly to a broker
				or dealer for the purchase, sale or exchange
				of securities with respect to the Investment
				Assets.  The Sub-Advisor must give the
				Custodian and the Advisor prompt written
				notification of each such execution in
				accordance with the provisions of Section
				6.1 of this Agreement, and the Sub-Advisor
				must instruct the broker or dealer to forward
				copies of the confirmation of the execution
				of the order to the Custodian and the Advisor.
                        (b)	Selection of Securities Brokers and Dealers.
				The Sub-Advisor may select and employ securities
				brokers and dealers to effect any securities
				transactions concerning the investment management
				of the Investment Assets. In selecting brokers
				and dealers and placing orders with them, the
				Sub-Advisor must use its commercially reasonable
				best efforts to obtain for the Investment Assets
				the most favorable net price and "best execution"
				available, except to the extent otherwise
				provided by Section 28(e) of the Securities
				Exchange Act or by other applicable law;
				provided, however, in seeking the best execution
				available with respect to securities transactions
				involving the Investment Assets, the Sub-Advisor
				shall give consideration to the overall quality
				of brokerage and research services provided, it
				being understood and agreed that "best execution"
				is not limited to obtaining the lowest commission
				for each transaction.  Notwithstanding anything
				in this subsection to the contrary, the Advisor
				may instruct the Sub-Advisor in writing to engage
				securities brokers and dealers specified by the
				Advisor to effect, with respect to the Investment
				Assets, securities transactions or particular
				securities transactions, and the Sub-Advisor
				must act in accordance with those instructions,
				so long as they are reasonable.  The Sub-Advisor
				will not be responsible or liable for any acts or
				omissions by any broker or dealer selected
				pursuant to this subsection; provided that, the
				Sub-Advisor has acted reasonably in the exercise
				of due care in the selection of the broker or
				dealer and has not otherwise directly or
				indirectly participated in those acts or
				omissions by the broker or dealer.
                        (c)	Affiliated Brokers.     Unless authorized in
				writing by the Advisor, neither the Sub-Advisor
				nor any parent, subsidiary or related firm,
				individual or other entity related to the
				Sub-Advisor will act as a securities
				broker with respect to any purchase or
				sale of securities made on behalf of the Fund.
                  5.6 OTHER ACCOUNTS OF THE SUB-ADVISOR.     It is understood
		      that the Sub-Advisor performs investment advisory services for various clients and accounts other than the Advisor. The Sub-Advisor may give advice and take action in the performance of its duties with respect to other clients
		      or accounts which may be the same as or may differ from
		      the timing or nature of action taken with respect to the Investment Assets, provided that the Sub-Advisor allocates to the Investment Assets, to the extent practicable, opportunities to acquire or dispose of investments
		      over a period of time on a basis no less favorable than
		      its allocation of such opportunities to other clients
		      and accounts and seeks over a period of time to obtain comparable execution of similar transactions among its clients. It is understood that the Sub-Advisor will
		      not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any
		      security which the Sub-Advisor, its principals,
		      affiliates or employees may purchase or sell for
		      its or their own accounts or for the account of
		      any other client, if in the opinion of the
		      Sub-Advisor such transaction or investment
		      appears unsuitable, impractical or undesirable
		      for the Fund.
                  5.7 LIABILITY OF SUB-ADVISOR.      The Sub-Advisor shall
		      act in good faith in rendering services in connection
		      with this Agreement.  Nothing contained herein shall
		      make the Sub-Advisor be liable for any loss incurred
		      by the Fund in connection with services provided by
		      the Sub-Advisor in accordance with this Agreement
		      so long as the Sub-Advisor acts in good faith and
		      fulfills its duties under this Agreement; provided, however, that nothing herein shall protect the
		      Sub-Advisor against liability to the Fund to which
		      the Sub-Advisor would otherwise be subject, by reason
		      of its willful misfeasance, bad faith or gross
		      negligence in the performance of its duties, or by
		      reason of its reckless disregard of its obligations
		      and duties under this Agreement.  Nothing in this
		      Agreement shall protect the Sub-Advisor from any liabilities which it may have under the Securities
		      Act, the Investment Company Act or the Investment
		      Advisers Act.
            6. INFORMATION AND REPORTS.
                  6.1 REPORTS TO ADVISOR.     The Sub-Advisor must submit
		      a daily written report to the Advisor promptly
		      following the close of regular trading on the
		      New York Stock Exchange detailing the actions
		      taken by the Sub-Advisor under this Agreement
		      during that day.  The report must contain the
		      information in the form that the Advisor has
		      or will from time to time reasonably specify.
		      In addition, the Sub-Advisor must provide other
		      reports on the performance of the Investment
		      Assets at such times, for such periods and
		      in such form as the Advisor or the Fund's
		      Board of Directors reasonably request.
                  6.2 RECORDS AND ACCOUNTS.     The Sub-Advisor
		      must keep accurate and detailed records and
		      accounts of the Investment Assets and of
		      all receipts, disbursements and other
		      transactions affecting the Investment
		      Assets.  The Sub-Advisor will make all its
		      records, accounts and documents relating to
		      the Investment Assets available at all
		      reasonable times and under reasonable
		      conditions for inspection and audit by
		      any person or persons designated by the
		      Advisor or the Fund's Board of Directors.
                  6.3 CODE OF ETHICS.     The Sub-Advisor has
		      adopted a written code of ethics complying
		      with the requirements of Rule 17j-1 of the
		      Investment Company Act and Rule 204A-1 of
		      the Investment Advisers Act (the "Code of
		      Ethics") and has provided a copy of such
		      Code of Ethics to the Fund.  The Sub-Advisor
		      agrees to deliver a copy of the Code of
		      Ethics to the Fund promptly after any
		      material changes are made, highlighting
		      or summarizing such material changes.
		      Upon request, the Chief Compliance Officer
		      of the Sub-Advisor shall certify to the Fund
		      that, with regard to the period identified
		      by the Fund in its request:
                        (a)	The Sub-Advisor has provided to the
				Fund the Sub-Advisor's Code of Ethics
				that is in effect;
                        (b)	The Sub-Advisor has complied with the
				requirements of Rule 17j-1 and Rule
				204A-1;
                        (c)	The Sub-Advisor has adopted procedures
				reasonably necessary to prevent its
				"Access Persons" (as defined in Rule
				17j-1 of the Investment Company Act)
				from violating the Code of Ethics; and
                        (d)	There have been no material violations
				of the Code of Ethics or, if any
				violation has occurred, the nature of
				such violation and of the action taken
				in response to such violation.
                  6.4 COMPLIANCE PROGRAM.     The Sub-Advisor has
		      adopted written policies and procedures in
		      compliance with the requirements of Rule
		      38a-1 of the Investment Company Act and Rule
		      206(4)-7 of the Investment Advisers Act (the
		      "Compliance Procedures") and has provided a copy
		      of such Compliance Procedures to the Fund.  The
		      Sub-Advisor agrees to provide a copy of the
		      Compliance Procedures to the Fund promptly
		      after any material changes are made, highlighting
		      or summarizing such material changes.  Upon
		      request, the Chief Compliance Officer of the
		      Sub-Advisor shall certify that:
                        (a)  	The Sub-Advisor has provided to the
				Fund the Sub-Advisor's Compliance
				Procedures that are in effect at
				that time;
                        (b) 	The Sub-Advisor has reviewed, during
				the preceding 12-month period (or as
				otherwise required by applicable law),
				the adequacy of its Compliance Procedures
				and the effectiveness of the implementation
				of the Compliance Procedures;
                        (c)  	The Compliance Procedures are reasonably
				designed to prevent violation, by the
				Sub-Advisor and its Supervised Persons,
				of the Federal Securities Laws, including
				the Investment Advisers Act and related
				rules issued by the SEC; and
                        (d) 	With regard to the period identified by
				the Fund in its request, there have been
				no material violations of the Compliance
				Procedures or, if any violation has
				occurred, the nature of such violation
				and of the action taken in response to
				such violation.
                  6.5 PROXY VOTING RECORDS AND POLICY.
                        (a) 	The Sub-Advisor has adopted and
				implemented written policies and
				procedures pursuant to Rule 206(4)-6
				of the Investment Advisers Act that are
				reasonably designed to ensure that the
				Sub-Advisor votes client securities in
				the best interest of its clients (the
				"Proxy Voting Policy"), and the
				Sub-Advisor has provided a copy of such
				Proxy Voting Policy to the Fund.  The
				Sub-Advisor agrees to provide a copy of
				the Proxy Voting Policy to the Fund
				promptly after any material changes
				are made, highlighting or summarizing
				such material changes.
                        (b) 	The Sub-Advisor agrees to maintain an
				accurate summary of any vote cast or
				proxy granted by the Sub-Advisor on
				behalf of the Fund (the "Voting
				Records"), and,  upon request, the
				Sub-Advisor shall provide the Voting
				Records in the form specified in
				writing to the Sub-Advisor by the
				Fund, and the Sub-Advisor's Chief
				Compliance Officer shall certify
				that, with regard to the period
				identified by the Fund in its
				request, the Voting Records
				accurately reflect the votes
				cast and proxies granted by the
				Sub-Advisor on behalf of the Fund
				during the identified period, each
				of which vote or proxy was cast or
				granted in compliance with the
				Sub-Advisor's Proxy Voting Policy.
                  6.6 PAY TO PLAY POLICY.  The Sub-Advisor has adopted
		      a "Pay to Play Policy" complying with the
		      requirements of Rule 206(4)-5 of the Investment
		      Advisers Act (the "Pay to Play Rule") and has
		      provided a copy of such Pay to Play Policy to
		      the Fund.  The Sub-Advisor understands that the
		      Fund is a "Covered Investment Pool", as defined
		      in the Pay to Play Rule, and the Fund agrees to
		      deliver to the Sub-Advisor such information as
		      the Sub-Advisor may request to ensure the
		      Sub-Advisor's compliance with the Pay to Play
		      Rule.
                  6.7 FORM ADV.     The Sub-Advisor agrees to provide
		      a copy of its current Form ADV (Parts I and II)
		      to the Fund within 90 days of the end of the
	 	      calendar year.
                  6.8 EXCHANGE OF INFORMATION.     The Advisor and the
		      Sub-Advisor agree to provide the information that
		      the Sub-Advisor or the Advisor, as the case may
		      be, reasonably requests to enable it to carry out
		      its duties, obligations and responsibilities under
		      this Agreement or applicable law.
                  6.9 INFORMATION TO BE CONFIDENTIAL.     All
		      information and advice furnished to or obtained
		      by any party under or in connection with this
		      Agreement will be treated as confidential and
		      will not be used or disclosed to third parties
		      except as required by law.  This provision must
		      not be construed to limit the Advisor's or the
		      Fund's ability to comply with the disclosure
		      obligations of an investment company to its
		      securities holders under the federal securities
		      laws.
            7. FEE PAYABLE TO SUB-ADVISOR.     For services under the
	       Sub-Advisory Agreement, the Sub-Advisor shall be entitled
	       to receive from the Advisor a quarterly fee in an amount
	       equal to 0.10625% of the current value of the sub-advised Investment Assets under $100,000,000 and 0.075% of the
	       current value of the sub-advised Investment Assets over $100,000,000 as of the close of the last trading day of
	       March, June, September and December (0.425% of assets
	       under $100,000,000 and 0.30% of assets over $100,000,000
	       on an annual basis).  This fee is payable in arrears as
	       soon as practicable, but not more than ten business days,
	       after the last day of each calendar quarter.
            8. MEETINGS WITH ADVISOR AND FUND.     A representative of
	       the Sub-Advisor will personally meet with the Investment
	       Committee of the Advisor or its designated representative
	       as reasonably requested by the Advisor to explain the
	       investment and management activities of the Sub-Advisor
	       and any reports related thereto, at such times as may
	       be mutually agreed upon by the Sub-Advisor and the Advisor.
	       In addition, upon reasonable request, each year, a
	       representative of the Sub-Advisor will attend one or more
	       of the meetings of the Fund's Board of Directors and will
	       be prepared to discuss the Sub-Advisor's economic outlook, investment strategy, individual holdings included in the Investment Assets and such other related matters as the
	       Board of Directors reasonably requests.
            9. INDEMNIFICATION.     In addition to any other rights the
	       Advisor or the Fund may have against the Sub-Advisor, the Sub-Advisor will indemnify the Advisor and the Fund and
	       hold them harmless with respect to any loss or damage,
	       or costs or expenses suffered by them as a result of (i)
	       a breach by the Sub-Advisor of this Agreement, or (ii)
	       the willful misfeasance, bad faith or gross negligence
	       of the Sub-Advisor, or (iii) the willful misfeasance,
	       bad faith or gross negligence of any of the Sub-Advisor's employees, or agents acting under its supervision or
	       control performing any of its obligations and duties or
	       (iv) by reason of the Sub-Advisor's reckless disregard
	       of its obligations and duties under this Agreement,
	       the Investment Advisers Act or any other applicable
	       law or regulation; provided, the Sub-Advisor shall have
	       no responsibility or liability for any loss incurred by
	       reason of any act or omission of the Advisor or the
	       Custodian. The Advisor will indemnify the Sub-Advisor
	       and hold it harmless with respect to any loss or damage,
	       or costs or expenses suffered by it as a result of
	       (i) the Sub-Advisor's failure to provide notice within
	       one day to the Advisor or the Fund of any trade, transfer, exchange, redemption or other corporate action that occurs
	       with regard to a portfolio security held by the Fund, or
	       (ii) a breach by the Advisor of this Agreement, or (iii)
	       the willful misfeasance, bad faith or gross negligence of
	       the Advisor, or (iv) the willful misfeasance, bad faith
	       or gross negligence of any of the Advisor's employees,
	       or agents acting under its supervision or control
	       performing any of its obligations and duties or (v) by
	       reason of the Advisor's reckless disregard of its
	       obligations and duties under this Agreement, the
	       Investment Advisers Act, the Investment Company Act or
	       any other applicable law or regulation; provided, the
	       Advisor shall have no responsibility or liability for
	       any loss incurred by reason of any act or omission of
	       the Sub-Advisor or the Custodian.
            10. AMENDMENT.     This Agreement may be amended at any
		time by written agreement of the parties, provided
		that any material amendment will not be effective
		unless approved in accordance with the Investment
		Company Act.
            11. TERM AND TERMINATION.
                  11.1 TERM.
                        (a)	Term.  This Agreement shall have an
				initial term of one year from the
				Effective Date and thereafter shall
				continue from year to year if
				continuance is approved at least
				annually by (a) the Fund's Board
				of Directors or a Majority Vote
				of Shareholders and (b) the vote
				of a majority of the members of
				the Fund's Board of Directors who
				are not Interested Persons of the
				Sub-Advisor or of the Fund cast in
				person at a meeting called for the
				purpose of voting on such approval.
                        (b)	Duration.     Unless sooner
				terminated as provided herein, this
				Agreement shall continue in effect
				for an initial period of one year
				from the Effective Date, and it
				shall continue in effect from year
				to year, but only so long as such
				continuance is specifically approved
				at least annually in accordance
				with the Investment Company Act.
                  11.2 TERMINATION.
                        (a)	Automatic Termination.     This
				Agreement shall automatically
				terminate in the event of its
				assignment, within the meaning
				of Section 15(a) of the Investment
				Company Act, unless an order of
				the SEC is issued exempting such
				assignment.  If at any time the
				Sub-Advisor ceases to be an
				"investment advisor" in accordance
				with the Investment Advisers Act,
				this Agreement will automatically
				terminate.  No penalty or payment
				of any kind by the Advisor will
				be due upon an automatic termination
                        (b)	Termination by Advisor, Board of
				Directors of the Fund or Shareholders
				of the Fund.     This Agreement may
				be terminated at any time, upon
				written notice to the Sub-Advisor,
				without payment of any penalty, by
				the Advisor, the Board of Directors
				of the Fund or by a Majority Vote
				of Shareholders.  Notwithstanding
				that the effective date of any
				such termination may be fewer than
				30 days after the date of notice
				of termination, the Sub-Advisor
				shall be compensated for 30 days
				after the date of notice of
				termination, and such compensation
				shall not constitute payment of a
				penalty in connection with such
				termination.  Any compensation
				paid pursuant to this subsection
				11.2(b) shall be calculated based
				on the Investment Assets as of the
				effective date of the termination.
                        (c)	Termination By Sub-Advisor.
				The Sub-Advisor may terminate this
				Agreement at any time upon 30 days'
				prior written notice to the Advisor
				and the Fund.
                        (d)	Prorated Fee.     If this
				Sub-Advisory Agreement shall
				terminate at any time other than
				at the end of a calendar quarter,
				the Sub-Advisor shall be entitled
				to receive the fee set forth in
				Section 7 hereof for the portion
				of the quarter elapsed prior to
				the date of termination, prorated
				on a daily basis.
            12. MISCELLANEOUS.
                  12.1 ERRORS AND OMISSIONS POLICY.     The
		       Sub-Advisor agrees that, at its sole expense,
		       it will maintain an errors and omissions
		       insurance policy that covers the acts, errors
		       and omissions by the Sub-Advisor and its
		       employees and agents during the term of this
		       Agreement.  Upon request of the Advisor, the
		       Sub-Advisor will promptly provide evidence
		       of such insurance.
                  12.2 GOVERNING LAW; SEVERABILITY.     This Agreement
		       and its performance shall be governed by and
		       construed in accordance with the applicable
		       laws of the United States and, to the extent
		       permitted by such laws, with the laws of the
		       State of Oklahoma. In case any provision of
		       this Agreement is held illegal or invalid for
		       any reason, that illegality or invalidity
		       will not affect the remaining provisions of
		       this Agreement but will be fully severable,
		       and this Agreement will be construed and
		       enforced as if the illegal or invalid
		       provision had not been included herein.
                  12.3 NOTICES.     Unless the parties otherwise
		       agree, all notices, instructions and advice
		       with respect to matters contemplated by this
		       Agreement must be in writing and are effective
		       when received.  Delivery must be made personally,
		       by registered or certified mail, return receipt
		       requested, overnight courier or confirmed
		       facsimile and addressed as follows:
Advisor: American Fidelity Assurance Company
P.O. Box 25523
Oklahoma City, Oklahoma 73106
Attention:  Investment Department
Telephone:  (405) 523-5398
Facsimile:  (405) 523-5573
Fund:
American Fidelity Dual Strategy Fund, Inc.
2000 Classen Boulevard
Oklahoma City, Oklahoma  73106
Attention:  Chief Compliance Officer
Telephone:  (405) 523-2000
Facsimile:  (405) 523-5573
With copies to:
Jennifer Wheeler
McAfee & Taft A Professional Corporation
Two Leadership Square
211 North Robinson, 10th Floor
Oklahoma City, Oklahoma  73102
Telephone:  (405) 552-2273
Facsimile:  (405) 228-7473
Email:  jennifer.wheeler@mcafeetaft.com
Sub-Advisor:Quest Investment Management, Inc.
One SW Columbia
Suite 1100
Portland, OR  97258
Attention:  Greg Sherwood
Telephone: (503) 221-0158
Facsimile:  (503) 221-0575
Any party may change any of the above information by providing notice to the other parties in the manner set forth above.  All reports required to be delivered by the Sub-Advisor to the Advisor pursuant to Section 6.1 of this Agreement must be delivered in the manner specified from time to time by the Advisor.
                  12.4 COMPLIANCE WITH LAWS.     Nothing in this Agreement
shall be deemed to authorize the Sub-Advisor to effect any transactions in contravention of its fiduciary obligations, duties or responsibilities under the Investment Advisers Act, this Agreement or any other applicable federal or state laws or regulations (including all applicable securities laws and regulations) or the rules of any national securities exchange.
Each party will at all times comply with the Investment Advisers Act and other applicable laws, regulations and rules in performing its duties under this Agreement.
                  12.5 COUNTERPARTS.     This Agreement may be executed
in one or more separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to c onstitute one and the same instrument.
[Signature Page Follows]

	IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.
FUND: AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

By:	____________________________
     Name:  David R. Carpenter
     Title:  President   ADVISOR: AMERICAN FIDELITY ASSURANCE COMPANY

By:	____________________________
     Name:  Robert D. Brearton
     Title:    Executive Vice President   SUB-ADVISOR: QUEST INVESTMENT
     MANAGEMENT, INC.

By:	____________________________
     Name:  Cameron M. Johnson
     Title:    Chief Executive Officer
EXHIBIT A
American Fidelity Assurance Company
American Fidelity Dual Strategy Fund
Investment Objectives, Policies and Other Restrictions
I. INVESTMENT OBJECTIVES:
The Fund's investment objectives are, primarily, long-term growth of capital and, secondarily, the production of income. Such objectives do not preclude infrequent investments for short term capital appreciation. The Fund normally invests in a diversified portfolio consisting primarily of common stocks based upon an assessment of particular industries or companies. The Fund attempts to maintain sufficient cash balances to meet variable annuity contract payments. The Fund's assets may be held in cash or cash equivalents or in United States Government securities for this purpose. The Fund does not engage in the purchase or sale of puts, calls or other options or in writing such options.
The Sub-Advisor, after consulting with the Advisor and obtaining Advisor approval, may determine that prevailing market and economic conditions indicate that investments other than common stocks may be advantageous, in which event investments may be made on a short term basis in United States Government securities, bonds, notes or other evidences of indebtedness, issued publicly, of a type customarily purchased for investment by institutional investors.
II. FUNDAMENTAL INVESTMENT POLICIES:
      The Sub-Advisor must comply with the following:
A.	Not purchase securities that would cause more than five percent
	(5%) of the value of the Investment Assets placed with the Sub-Advisor to be invested in securities of any one issuer, except obligations of the United States Government and instrumentalities thereof.
B.	Not more than ten percent (10%) of the voting securities of
	any one issuer will be acquired.
C.	Not more than twenty-five (25%) of the value of the Investment
	Assets placed with the Sub-Advisor will be invested in any one
	industry.
D.	No borrowings will be made.
E.	The Sub-Advisor will ensure that the Fund does not act as an
	underwriter of securities of other issuers.
F.	Investment in real estate will be limited to shares of real
	estate investment trusts investing in equity real estate,
	up to ten percent (10.0%) of Investment Assets placed with
	the Sub-Advisor. Investment in private placements and other illiquid assets will not be made.
G.	No purchase of commodities or commodity contracts will be
	effected.
H.	Puts, calls or other options will not be purchased.
I.	Loans will not be made except through the acquisition of
	publicly traded bonds, debentures or other evidences of indebtedness of a type customarily purchased by institutional investors.
J.	Investment will not be made in the securities of a company
	for the purpose of exercising management or control.
K.	Investment in securities of other investment companies will
	not be made except for money market funds. Up to ten percent (10%) of Investment Assets placed with the Sub-Advisor may
	be invested in money market funds, provided that not more
	than three percent (3%) of the total outstanding voting
	stock of any one investment company may be held.
L.	Investments in repurchase agreements will be limited to
	the top thirty-five (35) U.S. banks, by deposits, that are
	rated at least "B/C" by Keefe, Bruyette, Woods, a national
	bank rating agency or a comparable rating from a similar
	bank rating service. Additionally, there must be an
	appropriate amount of excess collateralization depending
	upon the length of the agreement, to protect against
	downward market fluctuation and the Fund must take
	delivery of the collateral. The market value of the
	securities held as collateral will be valued daily. In
	the event the market value of the collateral falls below
	the repurchase price, the bank issuing the repurchase
	agreement will be required to provide additional
	collateral sufficient to cover the repurchase price.
M.	Short sales of securities will not be made.
N.	Purchases will not be made on margin, except for such
	short-term credits necessary for the clearance of
	transactions.
O.	Investments in high-yield or non-investment grade bonds
	will not be made.
P.	Investments in the equity securities of foreign
	corporations will be limited to American Depositary
	Receipts ("ADRs"), other depositary receipts and ordinary
	shares which are denominated in U.S. dollars and publicly
	traded in the United States. Not more than thirty-five
	percent (35%) of the Investment Assets placed with the Sub-Advisor will be invested in foreign issuers. In
	addition, not more than twenty percent (20%) of the
	Investment Assets placed with the Sub-Advisor will be
	invested in issuers from any one foreign country.
III. ADDITIONAL INVESTMENT RESTRICTIONS:
        The Sub-Advisor must comply with the Additional Investment Restrictions set forth below. To the extent that these Additional Investment Restrictions conflict with the
        Fundamental Investment Policies, the Additional Investment Restrictions shall govern.
A.	The Sub-Advisor shall conform to the following issuer
	guidelines at the time of purchase:
	1.	A minimum market capitalization of one billion
		dollars ($1,000,000,000).
	2.	Audited financial statements for at least three
		(3) years of operation.
	3.	Fifty million dollars ($50,000,000) or more in
		stockholders equity.
B.	Lending of securities will not be permitted.
C.	The Fund will not invest in the securities of
	tobacco-producing companies.
D.	InvesTrust, N.A., or another custodian chosen by the
	Advisor, shall be the Custodian of all Investment Assets
	placed with the Sub-Advisor. The Sub-Advisor must ensure that duplicate brokerage confirmations of all transactions are
	sent to the Custodian and the Advisor.
E.	All money market funds used by the Sub-Advisor for a portion
	of Investment Assets placed with the Sub-Advisor must be
	approved in advance by the Advisor.
F.	The money market funds (cash) used by the Sub-Advisor for a
	portion of Investment Assets must have a balance at all times equal to at least one percent (1.0%), but not more than three percent (3.0%), of the market value of Investment Assets
	placed with the Sub-Advisor.
G.	All brokers used by the Sub-Advisor to execute transactions
	for the Fund must have a commercial paper rating of A1/P1 by Moody's and Standard & Poor's unless approved in advance by
	the Advisor.






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